                                                                  EXHIBIT 4.3(G)

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

              FIRST AMENDMENT TO THE CO-PROMOTION AGREEMENT BETWEEN
                          VERNALIS DEVELOPMENT LIMITED
                                       AND
                            ENDO PHARMACEUTICALS INC.
                               DATED JULY 1, 2005

This First Amendment to the Co-Promotion Agreement by and between Vernalis Development Limited ("Vernalis") and Endo Pharmaceuticals Inc. ("Endo") (the "First Amendment") is effective as of December 12, 2005.

WHEREAS, Vernalis and Endo entered into a Co-Promotion Agreement dated July 1, 2005 (the "Co-Promotion Agreement"), governing the terms under which Endo and Vernalis would work together to promote the Product in the USA; and

WHEREAS, Vernalis and Endo wish to amend the Co-Promotion Agreement as more fully set forth below;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Co-Promotion Agreement as follows:

1. Unless set forth herein, the capitalized terms contained in this First Amendment shall have the meanings set forth in the Co-Promotion Agreement.

2.   The following Definition is hereby added to Section 1:

     "Tertiary Detail" means a Product Detail presented with lesser prominence than a Secondary Detail but more prominence than mere inclusion in a product list.

3.   The following is inserted between "not" and "(x)" in Section 2.1(b):

     "as determined by reference to the process set out in Section 2.1(c)".

4.   The following is added to the Co-Promotion Agreement as Section 2.1(c):

     "(c) Process for determining Non-Compete Obligations:

          To assist the parties in determining which products fall under the non-compete provisions set forth in Section 2.1(b), it is agreed that:

          (i) Endo shall provide to Vernalis an initial and updated summaries of all Endo's products either marketed in the USA or under development that have successfully completed clinical proof of principle as at the date of each summary. Such summaries shall include at least: (a) the name of the product (if marketed) and the class of the molecule and (b) the indication or indications for which the product is being marketed or developed (the "Non-compete Summary").

               Endo shall provide a Non-compete Summary to Vernalis at the following times:

               (A)  within *** business days of the date of this First
                    Amendment.

               (B) no later than *** business days following March 1 and September 1 of each calendar year during the term of the Co-Promotion Agreement.

               (C) additionally at any time within *** business days of any request by Vernalis but not more than once during any period March 1 - August 31 or September 1 - February 29 in any year.

          (ii) Each updated Non-compete Summary shall supercede all previous Non-compete Summaries other than with respect to the provisions of Section 2.1 (c) (vi) (B).

          (iii) In the event Endo fails to provide to Vernalis a Non-compete Summary by any due date provided in Section 2.1 (c) (i) (B) or
               (C), Endo may not provide a Non-compete Summary to Vernalis (unless subsequently requested by Vernalis under Section 2.1 (c)
               (i) (C)) until the next scheduled due date under Section 2.1 (c)
               (i) (B) and the last issued Non-Compete Summary shall continue to govern until such time.

          (iv) On any date that Endo publicly announces an acquisition (via license, purchase or otherwise) of a product which has successfully completed clinical proof of principle for any indication(s), such product and indication(s) shall automatically be deemed to be included on the most recent Non-compete Summary as of the date of such public announcement.

          (v) Save as provided in Section 2.1 (c) (vi) Vernalis may not use the Specialty Sales Personnel to Commercialise in the USA any product for any indication which is in direct competition with an Endo product and its applicable indication for so long as such product and indication is included on a Non-compete Summary provided by Endo under Section 2.1 (c) (i) (A), (B) or (C), or deemed to be included on a Non-compete Summary pursuant to Section 2.1 (c)
               (iv).

          (vi) Notwithstanding anything herein to the contrary, Vernalis shall not be prohibited at any time from using the Specialty Sales Personnel to Commercialise in the USA any product for which rights to Commercialise were acquired by Vernalis:

               (A) prior to receipt from Endo of any Non-compete Summary which listed an Endo product and applicable indication with which Vernalis' product is in direct competition.

               (B) within six (6) months following Vernalis' receipt of a Non-compete Summary under Section 2.1 (c) (i) (C) provided that the Non-compete Summary did not list an Endo product and applicable indication with which Vernalis' product is in direct competition. This shall apply regardless of any updated Non-compete Summary provided to Vernalis by Endo under Section 2.1 (c) (i) (B) before expiry of this six (6) month period.

                    By way of example, if Endo provides to Vernalis a Non-compete Summary under Section 2.1 (c) (i) (C) on August 15, 2006 which does not include a product and applicable indication which is in direct competition with Product X, Vernalis may use the Specialty Sales Personnel to Commercialise Product X in the USA if Vernalis enters into an agreement with a third party for such rights to Product X before February 16, 2007 and this shall apply even if an Endo product in direct competition with Product X is listed on the updated Non-compete Summary provided by Endo under
                    Section 2.1 (c) (i) (B) on September 1, 2006.

          (vii) At no time is Vernalis prohibited from using sales representatives other than the Specialty Sales Personnel to Commercialise any product in the USA whether or not such product is in direct competition with an Endo product for an indication listed on a Non-compete Summary then in effect.

5. Section 3.1(a) is amended to add the following phrase to the end of the last sentence in such section:

     "; provided that (i) at least *** Product Details made by Vernalis shall be Primary Details and (ii) no more than *** Product Details made by Vernalis shall be Tertiary Details."

6. The following sentences shall be added after the second sentence in Section 3.3(b)(iii):

     "In the event that Vernalis fails to provide at least *** Primary Details and/or provides more than *** Tertiary Details as set forth in Section 3.1(a) in any two consecutive quarters, Endo shall, as applicable, (i) reduce the reimbursement payment to Vernalis in such second quarter by the number of Primary Details that fell short of the *** requirement in the second quarter multiplied by the Cost Per Detail and/or (ii) not reimburse Vernalis the Cost Per Detail for any Tertiary Detail that exceeded the *** requirement in the second quarter. Until Vernalis remedies the deficiencies set forth in this Section 3.3(b)(iii), Endo may continue to reduce reimbursement payments in accordance with the provisions of this Section 3.3(b)(iii) for each consecutive quarter that the deficiencies continue."

7. The table in Section 3.3(b)(iii) is hereby deleted and replaced with the following to reflect the amendment to the License as of the date hereof:

YEARS                    2006   2007   2008   2009   2010
-----                    ----   ----   ----   ----   ----
Maximum no. of Details   ***    ***    ***    ***    ***
to be reimbursed

% of Cost per Detail     ***    ***    ***    ***    ***
where all Vernalis
Specialty Sales
Personnel Detail only
the Product

% of Cost per Detail     ***    ***    ***    ***    ***
where any Vernalis
Specialty Sales
Personnel Detail one
or more other products

8. Exhibit A to the Co-Promotion Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

9. Save as herein provided, all other terms and conditions of the Co-Promotion Agreement remain in full force and effect as originally written therein.

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the first date written above.

                                        ENDO PHARMACEUTICALS INC.


                                        By: /s/ PETER LANKAU
                                            ------------------------------------
                                        Name: Peter Lankau
                                        Title: President and CEO


                                        VERNALIS DEVELOPMENT LTD.


                                        By: /s/ JOHN A. D. SLATER
                                            ------------------------------------
                                        Name: John A D Slater
                                        Title: Director

                                    Exhibit A

                        Example of Vernalis Detail Report

                  DETAIL REPORT FOR QUARTER ENDED ____________

                               THIS IS AN INVOICE

                                          ACTUAL #   BUDGET #
                                          --------   --------
Total number of Product Details

Total number of Neurology Details

Total number of Neurology Details to
   Target Healthcare Professionals:
   Primary Details
   Secondary Details
   Tertiary Details

Total number of Primary Care Physician
   Details

Total number of Primary Care Physician
   Details to Target Healthcare
   Professionals:
   Primary Details
   Secondary Details
   Tertiary Details
Total number of OBGYN Details

Total number of OBGYN Details to Target
   Healthcare Professionals:
   Primary Details
   Secondary Details
   Tertiary Details